EXHIBIT 10.8

PROPERTY MANAGEMENT AGREEMENT

AMONG

SGO MN West Village, LLC,

SGO MN Maplewood, LLC,

SGO MN Westgate Shopping Center, LLC,

SGO MN Westlake Center, LLC,

SGO MN Omaha, LLC,

SGO MN Jamestown Business Center, LLC,

SSGO MN Lakeville, LLC,

SGO MN Southpond, LLC,

SGO MN 4615 Grand, LLC,

SGO MN Med Park, LLC,

SGO MN Burnsville, LLC, and

SGO MN Evergreen, LLC,

each as a "Property Owner"

AND

GLENBOROUGH, LLC,

as "Manager"

EFFECTIVE DATE: September 30, 2015

PROPERTY MANAGEMENT agreement

This Property Management Agreement ("Agreement") is entered into effective as of September 30, 2015 ("Effective Date"), by and among SGO MN West Village, LLC, a Delaware limited liability company ("West Village Owner"); SGO MN Maplewood, LLC, a Delaware limited liability company ("Maplewood Owner"); SGO MN Westgate Shopping Center, LLC, a Delaware limited liability company ("Westgate Owner"); SGO MN Westlake Center, LLC, a Delaware limited liability company ("Westlake Center Owner"); SGO MN Omaha, LLC, a Delaware limited liability company ("Omaha Owner"); SGO MN Jamestown Business Center, LLC, a Delaware limited liability company ("Jamestown Owner"); SGO MN Lakeville, LLC, a Delaware limited liability company ("Lakeville Owner"); SGO MN Southpond, LLC, a Delaware limited liability company ("Southpond Owner"); SGO MN 4615 Grand, LLC, a Delaware limited liability company ("4615 Grand Owner"); SGO MN Med Park, LLC, a Delaware limited liability company ("Med Park Owner"); SGO MN Burnsville, LLC a Delaware limited liability company ("Burnsville Owner"); and SGO MN Evergreen, LLC, a Delaware limited liability company ("Evergreen Owner") (individually and collectively, "Property Owners"), and Glenborough, LLC, a Delaware limited liability company ("Manager").

RECITALS

WHEREAS, MN Retail Grand Avenue Partners, LLC, a Delaware limited liability company ("MN Retail"), GLB SGO MN, LLC, a Delaware limited liability company ("Operating Member"), and SRT SGO MN, LLC ("SRT"), have entered into that certain Limited Liability Company Agreement of SGO MN Retail Acquisitions Venture, LLC ("Owner") dated as of September 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Company LLC Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Company LLC Agreement.

WHEREAS, Owner is the sole member of (i) West Village Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN West Village Property"), (ii) Maplewood Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Maplewood Property"), (iii) Westgate Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Westgate Property"), (iv) Westlake Center Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Westlake Property"), (v) Omaha Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Omaha Property"), (vi) Jamestown Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Jamestown Property"), (vii) Lakeville Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Lakeville Property"), (viii) Southpond Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Southpond Property"), (ix) 4615 Grand Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN 4615 Grand Property"), (x) Med Park Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Med Park Property"), (xi) Burnsville Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Burnsville Property"), and (xii) Evergreen Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Evergreen Property"); and

WHEREAS, each of the Property Owners (defined below) desires to engage Manager to manage the Property owned by it upon the terms and conditions herein stated, and Manager desires to act as the manager for the Properties upon such terms and conditions.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. The following terms have the indicated meaning:

"Accounts" shall have the meaning set forth in Section 5(f).

"Affiliated" or "Affiliate" means, with respect to any Person, (a) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, (b) any Person who is an Immediate Family Member of such Person or (c) any Person in which such Person or one or more of the Immediate Family Members of such Person has a ten percent (10%) or more direct or indirect beneficial interest (whether an initial, residual or contingent interest) or as to which such Person, directly or indirectly, serves as a managing member, general partner, trustee or in a similar fiduciary or management capacity.

"Agreement" shall have the meaning set forth in the Preamble.

"Approval Guidelines" shall have the meaning set forth in Exhibit D.

"Bankruptcy" means the occurrence of any of the following events with respect to a particular Person: (a) the filing by such Person of an application for, or a consent to, the appointment of a trustee for such Person's assets; (b) the filing by such Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (c) the making by such Person of a general assignment for the benefit of creditors; (d) the filing by such Person of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding; or (e) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or appointing a trustee of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of one hundred twenty (120) days.

"Budget" shall mean the budget covering the anticipated operations of the Properties provided to Manager by Property Owners, as amended, revised or replaced from time to time with Property Owners' approval.

"Business Day" means any day other than Saturday, Sunday, any day that is a legal holiday in the State of California, or any other day on which banking institutions in California are authorized to close. For the avoidance of doubt, any reference to "day(s)" (and not "Business Days") in this Agreement shall mean calendar days.

"Company LLC Agreement" shall have the meaning set forth in the Recitals.

"control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power (i) to vote ten percent (10%) or more of the outstanding voting securities of such Person; or (ii) to otherwise direct management policies of such Person by contract or otherwise.

"Construction Management Fee" shall have the meaning set forth in Exhibit B.

"Duties" shall have the meaning set forth in Section 2(a).

"Effective Date" shall have the meaning set forth in the Preamble.

"Gross Revenues" shall have the meaning set forth in Exhibit B.

"Immediate Family Member" means the parents, siblings, spouse, children, step-children and in-laws of a Person.

"Indemnified Party" shall have the meaning set forth in Section 10(c).

"Indemnitor" shall have the meaning set forth in Section 10(c).

"Laws" shall have the meaning set forth in Section 5(c)(iii).

"Leasing Commissions" shall have the meaning set forth in Exhibit B.

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"Loan" means, collectively, each of the mortgage loans made from time to time to a Property Owner which loan is secured by a Property and evidenced by the Loan Documents.

"Loan Documents" means the note(s), the mortgage(s) and the other loan documents executed and delivered by Property Owners and/or certain of their Affiliates and the applicable guarantor(s) and/or indemnitor(s) to a lender in connection with the Loan.

"Locked Account" shall have the meaning set forth in Section 5(f).

"Losses" shall have the meaning set forth in Section 10(a).

"Manager" shall have the meaning set forth in the Preamble.

"Management Fee" shall have the meaning set forth in Exhibit B.

"Maximum Contract Amount" means $25,000.

"MN Retail" shall have the meaning set forth in the Recitals.

"Notices" shall have the meaning set forth in Section 14(b).

"Operating Account" shall have the meaning set forth in Section 5(f).

"Operating Guidelines" shall mean the proposed operating guidelines for the Properties provided to Manager by Property Owners, as amended, revised or replaced from time to time.

"Operating Member" shall have the meaning set forth in the Recitals.

"Operating Plan" shall mean the strategic and comprehensive operating plan covering the anticipated operations of the Properties provided to Manager by Property Owners as amended, revised or replaced from time to time.

"Owner" means SGO MN Retail Acquisitions Venture, LLC, a Delaware limited liability company.

"Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

"Pre-Approved Contracts" shall have the meaning set forth in Section 5(d).

"Properties" means, collectively, MN West Village Property; MN Maplewood Property; MN Westgate Property; MN Westlake Center Property; MN Omaha Property; MN Jamestown Property; MN Lakeville Property; MN Southpond Property; MN 4615 Grand Property; MN Med Park Property; MN Burnsville Property; and MN Evergreen Property. Each of the Properties is referred to herein individually as a "Property".

"Property Owners" means, collectively, West Village Owner; Maplewood Owner; Westgate Owner; Westlake Center Owner; Omaha Owner; Jamestown Owner; Lakeville Owner; Southpond Owner; 4615 Grand Owner; Med Park Owner; Burnsville Owner; and Evergreen Owner. Each of the Property Owners is referred to herein individually as a "Property Owner".

"Reasonable Period" means, with respect any defaulting party under this Agreement, a period of ten (10) calendar days after such defaulting party receives written notice of its default from the other party; provided, however, that if such breach can be cured but cannot reasonably be cured within such 10-day period, the period shall continue, if the defaulting party commences to cure the breach within such 10-day period, for so long as the defaulting party diligently prosecutes the cure to completion up to a maximum of the lesser of (a) twenty (20) calendar days, or (b) the period of time allowed for such performance under any material agreement affecting any Property, including without limitation, the Loan Documents.

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"Recoveries" shall have the meaning set forth in Section 6(a).

"Renewal" shall have the meaning set forth in Section 3(a).

"Requirements" shall have the meaning set forth in Section 5(c)(iii).

"Security Deposit Account" shall have the meaning set forth in Section 5(f).

"Services" shall have the meaning set forth in Section 2(a).

"Term" shall have the meaning set forth in Section 3(a).

"Trademarks" means all trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, trade dress, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature.

"Transfer" means a sale, assignment, transfer or hypothecation, directly or indirectly, at any tier or level.

Section 2. Appointment of Manager; Standard of Performance; Authority.

(a) Appointment. Manager shall have responsibility for the day-to-day management and operation of the Properties and all facilities thereon or associated therewith and shall assume and discharge all responsibilities which accrue during the Term in connection with managing, operating and maintaining the Properties, but only to the extent described in this Agreement and in each case subject to the terms and conditions of the Company LLC Agreement and the Budget and Operating Plan (collectively, the "Duties"). Manager's Duties include, but are not limited to the services described in Section 5 of this Agreement (the "Services"). In performing its obligations and exercising its rights hereunder, Manager shall meet with the Property Owners, or if directed by the Property Owners, Owner, from time to time at Property Owners' request to discuss matters hereunder relating to the Properties and Manager's Duties.

(b) Standard of Performance. Manager shall discharge and perform its Duties and obligations under this Agreement in a prudent, diligent, careful, timely and professional manner. Manager shall perform the Services on the terms and conditions set forth in this Agreement, and in performing such Services, Manager shall act in the best interest of each Property Owner. Manager shall use diligent efforts to maximize revenues and minimize expenses and losses. The Services shall be of, and the Properties shall be managed, operated and maintained in a manner consistent with, a scope and quality not less than the scope and quality generally performed by professional managers of similar projects in the respective location of each of the Properties and the surrounding areas (subject to the terms and conditions of the Company LLC Agreement and the Budget and Operating Plan). Manager will at all times act in good faith and in a diligent manner with respect to the proper protection of and accounting for Property Owners' assets; provided, however, that in no event shall Manager bear any responsibility for loss due to deposits or investments with depository institutions in accounts designated or approved by Property Owners.

(c) Authority. Notwithstanding anything to the contrary provided elsewhere herein, Manager (i) shall not make any decision which is inconsistent with the Budget and Operating Plan or in excess of the limitation contained in the Approval Guidelines without the prior written consent of Property Owners, and (ii) shall be entitled to make and implement any decision which is consistent with the Budget and Operating Plan and is within the limitations contained in the Approval Guidelines, including without limitation the entering into on behalf of, and in the name of a Property Owner, of Pre-Approved Contracts, other contracts approved by the applicable Property Owner, and contracts for which a Property Owner's consent is not necessary, and making expenditures and taking other actions authorized hereby, in connection with the performance of its maintenance and management duties hereunder. Without limiting the generality of the foregoing, Manager agrees that under any circumstance where any action, expenditure, decision, commitment, agreement, consent or approval would, under the Company LLC Agreement, require the consent or approval of MN Retail, Manager shall not have the authority under this Agreement to take such action, make such expenditure, decision, commitment or agreement or grant such consent or approval unless and until Manager has received the written approval of MN Retail. Manager acknowledges that it is an Affiliate of Operating Member (the current Managing Member of the Company), and has reviewed the Company LLC Agreement and is familiar with those actions, expenditures, decisions, commitments, agreements, consents and approvals requiring the consent or approval of MN Retail. Without limiting the generality of the foregoing, Owner and Property agree that under any circumstance where any action, expenditure, decision, commitment, agreement, consent or approval would, under the Company LLC Agreement, be permitted of Operating Member or Manager under the LLC Agreement and would not require the consent or approval of MN Retail, Manager shall have the authority under this Agreement to take such action, make such expenditure, decision, commitment or agreement or grant such consent or approval under this Agreement without further consent or approval.

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Section 3. Term of Agreement, Termination.

(a) Initial Term; Post-Initial Term.

(i) This Agreement shall commence as of the Effective Date and unless terminated sooner in accordance with this Section 3, shall continue while the Company owns the Company Property and Operating Member owns a Percentage Interest of at least five percent (5%), and provided that (i) no Event of Default by Operating Member or any of its Affiliates then exists under the LLC Agreement or under this Agreement, and (ii) Operating Member has not been removed as the Managing Member pursuant to the LLC Agreement (the "Initial Term").

(ii) From and after the end of the Initial Term, this Agreement shall continue for one (1) year (the "Post-Initial Term"), unless sooner terminated in accordance with this Section 3 and, to the extent permissible under applicable Laws, the Post-Initial Term shall be automatically renewed for consecutive periods of one (1) year (each a "Renewal") unless either Property Owners, on one hand, or Manager, on the other hand, notifies the other in writing at least thirty (30) days prior to the expiration date of the Post-Initial Term (as extended by any Renewal, if applicable) that it declines to so renew this Agreement. In no event shall the Post-Initial Term (as extended pursuant to one or more Renewals) extend beyond ten (10) years from the Effective Date. The term "Term" used herein shall mean either the Initial Term or Post-Initial Term, as applicable.

(b) Automatic Termination. This Agreement shall terminate automatically upon the occurrence of any of the following:

(i) Upon the consummation of the final sale or other disposition (including, without limitation, by foreclosure or deed in lieu of foreclosure) of all of the Properties to a third party (this Agreement shall terminate with respect to any Property sold or otherwise disposed if less than all of the Properties are sold or otherwise disposed and shall, unless otherwise terminated, continue in full force and effect with respect to the balance of the Properties);

(ii) If all or substantially all of the Properties shall be taken by condemnation (this Agreement shall terminate with respect to any Property taken by condemnation if less than all of the Properties are so taken, and shall, unless otherwise terminated, continue in full force and effect with respect to the balance of the Properties); or

(iii) If a Bankruptcy occurs with respect to Manager.

(c) Termination by Owner. Property Owners may, in addition to its other rights and remedies given hereunder or at law or in equity, (i) terminate this Agreement and Manager's status as Manager immediately upon written notice to Manager "for cause" (as defined in the Company LLC Agreement) or "for lack of performance" (as defined in the Company LLC Agreement) or (ii) terminate this Agreement at any time during the Post-Initial Term upon thirty (30) days' prior written notice to Manager for any or no reason, without cause. Upon the giving of written notice of termination by Property Owners to Manager "for cause" pursuant to Section 3(c)(i), this Agreement shall immediately terminate, and (A) Manager shall immediately cease to be the Manager hereunder, (B) the payment of the Management Fee shall immediately cease and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after the date of such written notice of termination, and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof. Upon the giving of written notice of termination by Property Owners to Manager pursuant to Section 3(c)(ii), this Agreement shall terminate on the date which is thirty (30) days after Manager's receipt of written notice of termination pursuant to Section 3(c)(ii), and (A) Manager shall cease to be the Manager hereunder as of such date, (B) the payment of the Management Fee shall cease as of such date and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after such date, and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof.

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(d) Termination by Manager. Manager, in addition to its remedies hereunder and at law, shall have the right to terminate this Agreement by written notice to Property Owners (i) if Property Owners breach any of their material obligations under this Agreement and such material breach is not cured by Property Owners or on Property Owners' behalf within a Reasonable Period, or (ii) at any time, for any or no reason, upon sixty (60) days' prior written notice to Property Owners. Upon the giving of written notice of termination to Property Owners by Manager pursuant to this Section 3(d), this Agreement shall terminate as of the date which is sixty (60) days after receipt by Property Owners of such written termination notice from Manager (the "Termination Effective Date"), and (A) Manager shall cease to be the Manager hereunder effective as of the Termination Effective Date (or such earlier date as Property Owners shall designate), (B) the payment of the Management Fee shall terminate effective as of the Termination Effective Date and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after the Termination Effective Date and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof.

(e) No Other Right to Terminate. Neither party shall have the right to terminate this Agreement except as permitted in this Section 3.

(f) Duties Upon End of Term. Upon the expiration or earlier termination of the Term, Manager shall immediately, at Owner's sole cost: (i) deliver to Owner all books, records, files, contracts, and other documents relating to Property Owners, the Properties and/or the performance of the Services (provided, however, that Manager may retain copies thereof for its own records, and that in no event does any Property Owner own, nor shall Manager be required to deliver to Owner, any of Manager's proprietary information, systems, processes, computer models, software or programs, including, without limitation, proprietary handbooks or manuals that are not specific to a Property Owner or the Properties), and all funds in Manager's possession belonging to Property Owners; and (ii) assign, transfer, or convey to Owner (or Owner's designee) all service contracts and personal property relating to or used in the operation and maintenance of the Properties except personal property owned by Manager or others (other than Property Owners); and remove all signs that it placed at the Properties indicating that it is the property manager of same and restore all damage resulting therefrom. Manager shall also, for a period of ninety (90) days after the later to occur of the date of such expiration or termination or the date on which Manager stops performing the Services, make itself reasonably available to consult with and advise Owner and Property Owners regarding the transition of the operation and maintenance of the Properties and the transfer of accounts and accounting systems, in exchange for which Manager shall receive its actual out of pocket costs and direct expenses incurred in connection therewith from and after the date of termination.

(g) Payment Upon Termination. Upon expiration or termination of this Agreement for any reason, each Property Owner shall pay to Manager upon such expiration or the effective date of such termination, all sums then due and payable by such Property Owner through the date of such termination or expiration; provided, however, that each Property Owner shall have the right to offset any sums that Manager owes to such Property Owner under this Agreement. Manager shall not have the right to offset its fees or other compensation against any monies or accounts belonging to Property Owners and in the possession of Manager.

(h) Survival. The provisions of this Section 3 shall survive the expiration or earlier termination of this Agreement. Upon the expiration or earlier termination of this Agreement, neither party shall have any further rights or obligations hereunder (other than those obligations which accrued prior to the expiration or termination of this Agreement or which by the terms hereof expressly survive, or expressly provide for the same to be performed following, such expiration or termination).

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Section 4. Compensation. During the Term, and subject to the provisions of Section 3(c) and Section 3(g) hereof, and Section 7.03(d) of the Company LLC Agreement, Manager shall be paid compensation for performing the Services as provided in Exhibit B for so long as Manager is performing the Services. The Management Fee shall be paid by Property Owners to Manager on a monthly basis no later than the tenth (10th) day of each calendar month during the Term. The Construction Management Fee and Leasing Commissions shall be payable as and when set forth on Exhibit B.

Section 5. Manager's Services. During the Term, Manager shall provide the following Services:

(a) Manager shall (subject to availability of funds from Property Owners sufficient to do so) coordinate, over-see and manage all aspects of the management and day-to-day operations of the Properties, in compliance with the Budget and Operating Plan, including, without limitation, the following:

(i) Preparing, reviewing and commenting upon the Budget and Operating Plan, setting forth (A) the goals and objectives for the administration of each Property, (B) the strategies and tactics for achieving those goals and objectives and for maximizing the revenues, profits and cash flow from the Properties, and (C) the budget for each Property.

(ii) If a Property Owner is obligated to or otherwise undertakes any alterations or improvements to a leased premises (including tenant improvements) or makes other capital improvements to any Property, then Manager shall monitor and manage such construction activities. Manager shall review and forward to the applicable Property Owner all space planning layouts, drawings, plans and specifications pertaining to such construction, together with a recommendation as to approval thereof by the applicable Property Owner. In connection with the foregoing, Manager shall be responsible for, in accordance with the Budget and Operating Plan (including any permitted variance hereunder) or as otherwise approved by the applicable Property Owner: (A) hiring and monitoring one or more duly licensed and/or qualified professionals, who shall be approved by the applicable Property Owner in its reasonable discretion; (B) procuring and negotiating any contracts or other agreements, including amendments thereto, for the construction at a Property or the installation of or the furnishing of any supplies, materials, utilities, machinery, or equipment required for the applicable Property; (C) refining cost projections set forth in the Budget and Operating Plan, and proposing any appropriate amendments thereto for Property Owners' consideration; (D) monitoring and supervising all independent contractors, suppliers, consultants and entities (collectively, the "Contractors") engaged with the approval of the Property Owners for any construction at a Property or any other activity within the scope of this Agreement; (E) confirming each Contractor (including subcontractors) is maintaining adequate insurance as otherwise required by the Operating Plan or by Property Owners from time to time; (F) obtaining all necessary receipts, releases, waivers discharges and assurances necessary to keep each Property free from mechanics' and materialmen's or similar liens and claims affecting such Property, all of which documentation shall be in such form as required by the Property Owners and shall be obtained at the applicable Property Owner's expense; and (G) preparing and submitting to the applicable Property Owner, for such Property Owner's approval, all proposed master covenants, conditions and restrictions and other related documents affecting its Property or any portion thereof which are to be recorded against such Property or any portion thereof, if any. Notwithstanding anything to the contrary, Manager shall not have any liability for the design or construction means, methods, techniques, sequences and procedures employed by any architect, design professional or general contractor or subcontractor in the performance of its contract, and shall not be responsible for, or have any liability for, the failure of any such architect, design professional, general contractor or subcontractor to carry out its work. Furthermore, Manager shall not have control over or charge of acts or omissions of any Property Owner, any architect, design professional or any contractor or subcontractor, or their agents or employees, or any other Persons performing portions of the design work or construction not directly overseen by Manager. However, the foregoing does not relieve Manager of its obligations to provide construction monitoring and supervisory services as set forth in this Agreement in a good and professional manner in accordance with industry standards for property managers monitoring and supervising construction projects of similar size, scope and quality.

(b) Subject to the availability of funds therefor and to the extent within the control of Manager, take all proper and necessary actions reasonably required to cause Property Owners at all times to perform and comply with the provisions (including, without limitation, any provisions requiring the expenditure of funds by Property Owners) of any loan commitment, agreement, mortgage, lease, or other contract, instrument or agreement to which any Property Owner is a party or which affects any Property or the operation thereof of which Manager has knowledge;

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(c) Without limiting the obligations of Manager under other provisions of this Agreement, Manager will have the following additional specific duties with respect to the Properties, subject to availability of funds therefor:

(i) Manager shall promptly notify Property Owners of any of the following in any way relating to any Property promptly following Manager's receipt thereof: (A) written notice of any claim of liability; (B) material written complaints from any Contractor, sub-contractor, or other party involved in providing or assisting with any construction at a Property; written notice of any default under any Loan Document secured by a Property or any other material contract; any summons or other legal process; (C) any material damage to, or threatened condemnation, or acquisition in lieu of condemnation, of, a Property or any portion thereof; and (D) any actual or alleged personal injury or material property damage. Manager shall promptly notify the appropriate Property Owner of any material default or alleged material default by any party under any leases for space at a Property of which Manager is aware, as well as any other material information particular to a Property including, without limitation, from any city where a Property is located.

(ii) Manager shall take all diligent actions to enforce in all material respects the terms of any and all contracts and to request, demand, collect and receive all rent and other payments (including, without limitation taxes, expense reimbursements and miscellaneous sources of income) due from tenants and any other amounts due regarding any Property, and promptly deposit such amounts into the applicable Operating Account. To the extent tenant leases affecting any Property so require, Manager shall timely make or verify any calculations that are required to determine the amount of rent and other payments (including without limitation taxes, expense reimbursements, common area expense charges and miscellaneous services of income) due from tenants and, where required, shall give timely notice thereof to tenants. Subject to the terms and provisions of this Agreement, Manager shall perform all obligations of the landlord under the tenant leases affecting the Properties within its control, and coordinate all relations and communications with the tenants, including, without limitation, annual or more frequent (as applicable) reconciliations of expenses. Manager will promptly and diligently enforce Property Owners' rights under tenant leases, including taking the following actions where appropriate and when authorized by Property Owners: (A) terminating tenancies; (B) signing and serving notices; (C) instituting and prosecuting actions, and evicting tenants; (D) recovering rents and other sums due by legal proceedings; and (E) settling, compromising and releasing such actions or suits or reinstituting such tenancies. Property Owners shall designate counsel for and control of all legal action affecting the Properties, which counsel shall be retained by Manager on behalf of Owner for such purpose. The cost of such counsel shall be advanced by the applicable Property Owner;

(iii) Manager shall exercise diligent efforts to cause the Properties and all operations of Property Owners to comply at all times in all material respects with (A) all applicable governmental statutes, laws, rules, regulations, ordinances, codes and orders (collectively, "Laws"), including without limitation, all land use, zoning, subdivision, marketing, offering, environmental and worker safety laws relating thereto and (B) all covenants, conditions, restrictions, limitations and requirements, and all related development and entitlement agreements, which relate to any Property or any Property Owner or which are imposed by or in connection with any law, insurance policy or contract, lease, mortgage or other Loan Document, contract, restriction or covenant, or the entitlement documents of which Manager has knowledge (collectively, the "Requirements"). Manager shall promptly notify Property Owners if it becomes aware of any material failure or reasonable suspicion of material failure to comply with the Laws or the Requirements;

(iv) Manager shall make periodic inspections of the Properties including without limitation the tenant spaces and common areas, to determine necessary and appropriate repairs, maintenance and replacement, and shall supervise and perform all such maintenance, repairs and replacements, except to the extent any such repair, maintenance or replacement is the responsibility of any tenant under its lease of any portion of a Property (in which case Manager shall use diligent efforts to cause the applicable tenant to perform such repairs, maintenance and replacement) so that such Property's condition is at all times at least as good as that of similar quality retail shopping centers or mixed use center (as applicable) located in the regions where the Properties are located, taking into account age and condition of the applicable Properties as of the date hereof. Manager shall maintain businesslike relationships with tenants and shall receive, catalog and use reasonable efforts to respond timely to all tenant complaints, accidents and requests for services. Manager shall keep systematic up to date records showing the action(s) taken with respect to each complaint or request. Manager may adopt and from time to time modify the rules and regulations of the Properties intended to govern the day-to-day activities of the tenants, but only to the extent that such rules and regulations do not conflict with the provisions of this Agreement, or the terms of the leases at the particular Property. Manager shall ensure that all tenants are informed with respect to such rules, regulations and notices as may be promulgated by Property Owners or Manager.

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(v) Manager shall obtain prior written approval from Property Owners for any expenditure for repairs, improvements or work in excess of the limitation contained in the Approval Guidelines, unless the item is an item specifically called for by the Budget, or is emergency repairs and such repairs are necessary to: (A) prevent additional damage or a materially greater total expenditure; (B) protect the applicable Property from damage or to maintain necessary services or conditions; and (C) protect the safety of occupants of applicable Property or their belongings, in which case prompt verbal notice shall suffice. Manager shall notify Property Owners in writing, in detail, of all such emergency repairs as soon as reasonably practicable following the making of the repairs and shall provide to Property Owners invoices reflecting the cost of such repairs. Manager shall endeavor to use Contractors pre-approved by Property Owners for all such emergency repairs;

(vi) Except to the extent such matters are the responsibility of the applicable tenants under space leases of portions of a Property (in which case Manager shall oversee and use diligent efforts to cause the implementation of such responsibilities by the applicable tenant), and subject to the availability of funds therefor in accordance with the terms hereof, Manager will arrange for all utilities, services, equipment and supplies necessary for the management, operation, maintenance and servicing of the Properties. Except to the extent maintained in the names of such tenants, all utilities contracts shall be in the name of the applicable Property Owner, with all notices to be addressed to such Property Owner, in care of Manager, at Manager's address. Except to the extent maintained in the names of such tenants, all utility deposits shall be in the applicable Property Owner's name, and Manager will use diligent efforts to obtain deposit reductions and refunds. All utility deposit refunds shall be remitted directly to the applicable Property Owner;

(vii) Manager will promptly recommend from time to time the advisability of contesting either the validity or the amount of personal and real property taxes, if Manager deems such a contest appropriate. Manager shall pay all such taxes unless Property Owners direct Manager otherwise or Property Owners fail to provide sufficient funds to do so;

(viii) Manager will fully cooperate with Property Owners and Property Owners' representatives, including leasing agents, tax consultants, brokers involved in the sale of the Properties, any potential purchaser of one or more of the Properties, appraisers, and counsel with the view that such representatives shall be able to perform their duties efficiently and without interference. Such parties shall be allowed to visit any Property and inspect the same at such times as Property Owners may request. If requested by Property Owners, Manager shall also use diligent efforts to procure estoppel certificates from tenants of the Properties on forms approved by Property Owners. In the event Property Owners elect to sell the one or more of the Properties, Manager shall coordinate the marketing and sale of such Property or Properties, providing advice to Property Owners with respect to disposition valuation and strategy, and subject to Property Owners' approval, retaining an agent to represent Property Owners in such sale;

(ix) Manager shall employ, at all times, a sufficient number of capable employees as Manager reasonably determines is appropriate for Manager to perform its obligations hereunder. All employees of Manager will be employed at the sole cost of Manager, without reimbursement, except as otherwise specifically provided in Section 4 and Section 6(a) hereof. Employees who handle or who are responsible for funds belonging to Property Owners shall be bonded by a fidelity bond or covered by crime/fidelity insurance in an amount equal to that provided in Section 12(b) of this Agreement issued by a company reasonably approved by Property Owners. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the responsibility of Manager, who is, in all respects, the employer of such employees. To the extent Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name, and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name, and not as an agent for Property Owners. Manager shall fully comply with all applicable laws and regulations related to workers' compensation, social security, ERISA, and other applicable pension matters, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. Manager represents that it is and will continue to be an equal opportunity employer. This Agreement is not one of agency, but one with Manager independently engaged in the business of performing management and operation of properties on its own behalf as an independent contractor. All employment arrangements are therefore solely its concern, and Property Owners shall have no liability with respect thereto. Property Owners' responsibility for reimbursement shall be limited to certain out of pocket costs and expenses incurred or accrued during the Term in accordance with Section 6 hereof, and Property Owners shall not have any liability to any party for any unpaid, unfunded, or accrued liabilities under any pension, profit sharing or other plan covering the employees of Manager. Manager does hereby indemnify and hold Property Owners harmless from any claims, expenses, or other losses (including reasonable attorneys' fees and expenses) incurred by Property Owners and arising out of any suit, order, or other claim with regard to any unpaid, unfunded, or accrued pension, profit sharing or other such plan liabilities, other than amounts which Property Owners are obligated to, but do not, timely reimburse Manager for hereunder. The cost of Manager's fidelity bond or crime/fidelity insurance shall not be a reimbursable operating expense to Manager.

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(x) Manager will, without additional charge, perform any other reasonable services normally performed by property managers for no additional charge in managing properties similar to the Properties as may be reasonably requested by Property Owners.

(xi) Without expanding Manager's authority hereunder to expend funds, if requested by Property Owners, but at Property Owners' cost and expense, Manager will make all payments called for by the Loan, if any, and shall, to the extent within Manager's control, manage and operate the Properties in compliance with the terms of any applicable Loan Documents.

(xii) At Property Owners' cost and expense, Manager shall take all commercially reasonable actions to enforce the terms of any and all contracts and to collect any and all funds due or payable to Property Owners from other parties to contracts or agreements in connection with the Properties. Property Owners authorize Manager to request, demand, collect and receive all such funds. In the event that Manager discovers that any party to a material contract commits a material breach of such contract, Manager shall promptly notify Property Owners, recommend appropriate action for Property Owners to take, and obtain Property Owners' approval regarding the action to take in connection with such breach. Notwithstanding the foregoing, Manager shall not commence or threaten to commence any legal proceeding in performing its obligations under this Section 5(c)(xii) unless such proceeding and the counsel retained are approved by Property Owners. At Property Owners' request, Manager shall institute and coordinate such proceedings with counsel selected and approved in writing by Property Owners, with Property Owners retaining final authority over the conduct of any such proceedings. At Property Owners' request, Manager shall provide Property Owners reasonable assistance in any proceedings, demands, or claims relating to any Property, this Agreement, or Manager's performance hereunder, which assistance shall include, without limitation, giving Property Owners all pertinent information known to Manager and coordinating and participating in such proceedings with Property Owners' counsel.

(xiii) Manager shall assist Property Owners in presentations before all public agencies at both public and private meetings which relate to or affect any Property, and in all dealings with the press, community leaders, owners of adjacent property, and all other parties directly or indirectly involved with any Property or with interests which may affect the success of any Property.

(d) Manager will not execute or otherwise bind any Property Owner to any contract or agreement without (i) furnishing a copy of same to Property Owners and (ii) receiving the prior written consent of Property Owners for contracts exceeding the limitation contained in the Approval Guidelines or any other contracts (regardless of size) that are not specifically budgeted for in the Budget (including any permitted variance hereunder); provided, however, that Manager may enter into contracts on behalf of a Property Owner in the ordinary course of the management of the Properties for the acquisition of utility, maintenance and other services and for the furnishing of services to tenants of the Properties if, and to the extent, the expense to be incurred under any such contract is set forth in the most recent approved Budget (including any permitted variance hereunder), without receiving Property Owners' consent ("Pre-Approved Contracts"). Without limiting the generality of any other provision of this Agreement, all contracts for repairs, capital improvements, goods, and services exceeding the limitations contained in the Approval Guidelines, other than Pre-Approved Contracts, shall be subject to Property Owners' prior written approval and, unless otherwise approved by Property Owners, all service and maintenance contracts and similar agreements (other than elevator maintenance and security alarm service contracts with a term of no longer than one year, or other assumed contracts disclosed in writing to Property Owners prior to its acquisition of the Properties which are approved in writing in advance by Property Owners, if any), regardless of size, shall, at a minimum, contain a provision permitting Property Owners to terminate them, with or without cause and without penalty or premium (other than payment of any earned compensation or reimbursements otherwise due thereunder), with a thirty (30) day notice. When taking bids or issuing purchase orders, Manager shall use reasonable efforts to secure any and all discounts, commissions and/or rebates which may be available in connection with such purchases, and shall credit to the applicable Property Owner all discounts, commissions and/or rebates obtained in connection with such purchases.

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(e) Manager will not knowingly permit the use of any Property for any purpose which might impair any insurance on such Property or which might render any insured loss thereunder uncollectible or which would be in violation of any applicable law. Manager will use diligent efforts to secure compliance by tenants with their respective leases.

(f) Manager will, promptly (and not later than two (2) Business Days) following its receipt thereof, deposit all funds collected relating to the Properties, including security deposits, in such bank accounts as Property Owners may designate and with such banks as Manager regularly utilizes subject to Property Owners' reasonable approval; provided, funds tendered in connection with execution of a new lease or a lease renewal will be deposited within two (2) Business Days after full execution of the new lease or lease renewal. Property Owners from time to time may designate one or more accounts for receipt of funds, for disbursements, for holding of security deposits, and other purposes, all of which shall be established under such terms as Property Owners may direct and with such banks as Manager regularly utilizes, subject to Property Owners' reasonable approval. Without limiting the generality of the foregoing, unless Property Owners elect otherwise, such account or accounts shall consist of one or more locked account(s) established by a Property Owner in such Property Owner's name, over which Manager shall have no withdrawal or check writing authority (a "Locked Account"), and one or more operating account(s), also in such Property Owner's name, but over which Manager shall have check writing abilities to allow it to make expenditures in accordance with the terms hereof (the "Operating Account"). Property Owners shall have the right to make expenditures in accordance with the terms hereof in the event that Manager fails to do so on a timely basis if Property Owners determine in good faith that making such expenditures would be in the best interests of the Properties. Under no circumstances shall Manager have any right to withdraw or otherwise apply funds held in the Locked Account, or to withdraw or otherwise apply funds held in the Operating Account except in strict accordance with Section 6 of this Agreement. Notwithstanding anything to the contrary in the foregoing, if required by Property Owners, by the leases, or by law, tenant security deposits will be deposited by Manager in one or more separate interest bearing account(s) (the "Security Deposit Account") established in the name of Property Owners, or one or more of them. Manager agrees to handle all tenant security deposits in accordance with all applicable laws and regulations and in compliance with leases. All money in the Locked Account, the Operating Account, the Security Deposit Account and any other account maintained pursuant to the terms hereof (collectively, the "Accounts") shall be the property of the applicable Property Owner. In no event shall any funds of Manager be commingled with funds in any of the Accounts. Disbursements from the Accounts shall be made by Manager in accordance with the authority granted in this Agreement and otherwise as Property Owners may direct from time to time. It is currently contemplated that disbursements will, at Owner's election, be made using one of the procedures described in Section 6, although Property Owners reserve the right to change such procedures consistent with the terms of this Agreement. All costs associated with maintaining a Property Owner's bank account(s) including, but not limited to, maintenance fees, account analysis fees, lockbox services fees and costs, positive pay charges, and wire transfer fees, shall be borne by the applicable Owner. Manager shall avail itself of positive pay services unless Property Owners provide Manager with written notice that Manager shall no longer avail itself of positive pay services. Should a Property Owner not avail itself of positive pay services, then such Property Owner will defend, indemnify and hold Manager harmless from all fines, suits, losses, liabilities, proceedings, claims, costs (including attorney's fees and court costs), demands, actions, or causes of action, of any kind and of whatsoever nature, whether in contract or tort, without regard to the cause or causes thereof arising from, growing out of, or in any way related to a Property Owner's failure to use positive pay services. Any interest earned on trust account funds shall belong to the applicable Property Owner. Notwithstanding anything to the contrary herein, Manager hereby acknowledges and agrees that each Property Owner is a single purpose entity formed for the exclusive purpose of owning, managing, leasing, operating, developing, improving and selling the Property owned by it and in furtherance of such purpose acknowledges and agrees that all funds derived from a Property and property of a particular Property Owner shall be kept separate from funds derived from any other Property and property of any other Property Owner.

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(g) Manager will not retain any Affiliate or subsidiary of Manager to perform any service for the Properties except at a fair, reasonable and competitive cost and with prior written consent of Property Owners.

(h) The Contractors are responsible to Property Owners for providing (i) services and advice regarding construction and remediation means, methods, sequences or techniques and (ii) other services that require a professional engineer's, architect's or other license. Property Owners understand that Manager is not responsible for or liable to Property Owners with respect to such services and advice; provided, however, that Manager shall take reasonable actions to oversee the Contractors and the Contractors' performance, including, without limitation, keeping Property Owners informed as and when funds are required. Manager shall not be liable for any failure of performance of the Contractors and shall not be liable for any defects or errors in the work. Subject to Section 10(b), Manager shall not be liable for any costs whatsoever (whether budgeted or not) incurred in connection with the Properties; all of such costs shall remain the responsibility of Property Owners (with each being responsible only for the costs related to its Property). The provisions of this Section 5(h) shall survive the expiration or earlier termination of this Agreement.

(i) Manager will use commercially reasonable efforts, or will cause local leasing agents to procure tenants for each Property acceptable to Property Owners and at rental rates consistent with the Budget and Operating Plan, subject to the terms of this Agreement. Property Owners shall have the right to reject any prospective tenant or proposed lease for any reason without liability or obligation to pay any Leasing Commission to Manager or any third party. In furtherance of its duties, Manager will, or will cause local leasing agents to, (i) provide experienced personnel to call on and negotiate with prospective tenants, (ii) conduct comprehensive canvassing by personal calls on prospective tenants, (iii) advertise in appropriate media (including direct mail), as may be customary in the location of the applicable Property for premises similar to those available for lease, (iv) process inquiries from prospective tenants, (v) prepare leasing brochures, (vi) place "For Lease" signs at times and in locations acceptable to Property Owners, and in all events subject to the terms of any existing leases at the applicable Property and (vii) cooperate with other real estate brokers to the extent customary in the location of the applicable Property. Manager will have no authority to execute leases at any Property on a Property Owner's behalf, or to otherwise bind a Property Owner to enter into any leases, and will make clear to prospective tenants that it has no such authority.

(j) Manager will prepare all leases on Property Owners' standard lease form, with such changes as may be negotiated by Manager and the prospective tenant, however, in all events, subject to Property Owners' approval and the approval of any lender with a Loan secured by the applicable Property, if required by the applicable Loan Documents. Manager will comply with the lease delivery and approval requirements of any Loan Documents pertaining to the Properties. Manager may use manager's in-house leasing counsel for the negotiation of leases with prospective tenant (or existing tenants with respect to lease renewals) and Owner will reimburse Manager for the allocated cost of such in-house counsel in accordance with Exhibit E attached hereto.

Section 6. Expenditure, Limitations.

(a) Except as otherwise set forth herein, Manager shall be obligated to make payments, and take actions involving the expenditure of out of pocket sums, required under this Agreement only to the extent of funds derived from the applicable Property or provided by Property Owners. Manager shall give Property Owners prompt notice of any expenses for the payment of which Manager does not have sufficient funds; Manager shall not knowingly overdraw the Accounts. Unless otherwise stated in this Agreement, including but not limited to Section 5, Manager will not hold or administer any funds as an operating reserve for emergencies or any other purpose for any Property or Property Owners. To the extent not otherwise made available to Manager pursuant to the terms of this Agreement, and subject to the terms hereof, each Property Owner shall pay or reimburse Manager for (to the extent related to the Property owned by such Property Owner) (i) any out of pocket expenses set forth in the Budget (including any permitted variance hereunder), (ii) any internal costs and expenses which shall be agreed to by Property Owners and Manager on an annual basis and set forth in the Budget (collectively, "Recoveries"), including, but not limited to costs and expenses of salaries, bonuses, burden and benefits of Manager's personnel and employees, accounting, risk management, cash management, payroll, human resources, senior operations, IT, professional liability insurance, training, and software charges, (iii) any costs or expenses otherwise approved by Property Owners, which are properly incurred by Manager under this Agreement, and (iv) any other normal and customary expenses actually incurred by Manager with respect to, and for the benefit of, the Properties; provided in no event shall the sum of such expenses exceed $50,000 in any calendar year unless otherwise agreed to by MN Retail. Except as set forth above, Manager shall not (except as otherwise provided for in the Budget (including any permitted variance hereunder)) be reimbursed for:

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(i) Compensation or employee costs for any personnel or employees of, or retained by, Manager;

(ii) Expenses for general accounting and reporting services;

(iii) Expenses for forms, papers, ledgers, and other supplies and equipment used by Manager and not specifically allocated to the Properties;

(iv) All expenses of electronic data processing, computer services, or equipment necessary to discharge Manager's duties and responsibilities hereunder, including, without limitation the cost of Persons which provide such services to Manager (other than such services and equipment located on and dedicated exclusively to the Properties);

(v) Expenses or advances made to employees (other than reimbursements for the reasonable cost of travel and other incidental expenses by Manager's employees or principals directly related to delivery of services pursuant to this Agreement, which reimbursements shall not exceed $5,000 per annum without MN Retail's prior approval and shall be supported by itemized receipts); provided, however, that Property Owners shall not reimburse the cost of travel or other incidental expenses by any of Manager's employees or principals who are present at a Property for thirty (30) calendar days or more in any twelve month period);

(vi) Expenses attributable to losses or expenses arising from the gross negligence, willful misconduct or fraud on the part of Manager or Manager's Affiliates, agents, or employees (provided that this Section (6)(a)(vi) shall not limit the validity of, or affect the indemnity under, Section 10 hereof);

(vii) Cost of comprehensive crime/fidelity insurance or fidelity bond purchased by Manager;

(viii) Training expenses;

(ix) Compensation and expenses applicable to time spent on matters other than the Properties; and/or

(x) Any overhead expense incurred in Manager's general office; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, Manager shall be entitled to maintain at each Property a suitable office for such Property on a rent free basis. Property Owners shall pay all third-party expenses related to such office including, but not limited to, furnishings, equipment, postage and office supplies, electricity and other utilities and telephone, pursuant to the Budget.

(b) Approval of a Budget by Property Owners shall not constitute authorization for Manager to expend any money except as set forth therein or herein; provided, however, that the foregoing shall not be construed in any way as permitting Manager to expend money under contracts in excess of the Maximum Contract Amount (except as otherwise approved in writing by Property Owners or pursuant to Pre-Approved Contracts) or requiring Property Owners to fund any amounts set forth in the Budget. Notwithstanding the foregoing, Property Owners will indemnify, defend and hold Manager harmless from expenses Manager is authorized to incur and does incur but which Property Owners fail to fund.

(c) To the extent set forth in the Budget (and subject to the availability of funds therefor), and without further consent of Property Owners, Manager shall pay in a timely manner all non-disputed operating expenses of Property Owners in accordance with the terms of the Budget and the Operating Plan.

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(d) To the extent set forth in the Budget (and subject to the availability of funds therefor) and without further consent of Property Owners, Manager will pay all utilities, payroll and other expenses incurred in the ordinary course of managing the Properties and shall obtain and maintain insurance coverage on the Properties in accordance with Section 12 of this Agreement and the Loan Documents and pay all non-disputed taxes, assessments, charges and fees payable in connection with the ownership, use and occupancy of the Properties.

(e) All expenses must be charged to the proper account as specified in the approved chart of accounts set forth in the Budget, and no expense may be classified or reclassified for the purpose of avoiding an excess in the budgeted amount of a category without the prior approval of Property Owners. During the Term, Manager shall inform Property Owners, in writing, of any major increase in any costs and expenses that was not foreseen during the budget preparation period and thus was not reflected in an approved Budget, and no such increase shall be deemed approved unless Property Owners provide written consent to such increase. Payments not specifically authorized by the Budget (including any permitted variance hereunder) may not be made without Property Owners' prior written consent. Manager may not vary from the Budget without Property Owners' consent. Notwithstanding any provision to the contrary set forth in this Agreement, Manager is specifically precluded from expending any of Property Owners' funds or making any payments hereunder for political or charitable contributions of any nature.

(f) Except for payments reflected in the Budget for debt service on the Loan (if any), real estate taxes, insurance and utilities, third party brokerage commissions, tenant improvements costs under tenant leases approved by Property Owners and as provided for in Section 5(c)(v) with respect to emergencies, Manager shall not issue a check for more than the limitation contained in the Approval Guidelines even if expressly set forth in the Budget, without the prior written authorization of Property Owners (in addition to its approval of the Budget), which approval shall be evidenced by a writing from MN Retail (which may be in the form of an e-mail).

(g) In managing the financial affairs of Property Owners and the Properties, Manager shall at all times adhere to and act in accordance with United States generally accepted accounting procedures, including, without limitation, those relating to separation of duties.

(h) None of the funds transferred to or otherwise held in the Operating Account shall be used for payment of any items of a capital nature (unless specifically provided for in the Budget) without receiving Property Owners' prior written approval. Notwithstanding the approval of the Budget by Property Owners, capital expenses shall be handled in accordance with customary procedures which shall include, without limitation, obtaining lien releases from providers of labor, services or material.

(i) All disbursements, refunds and applications to rent made by Manager in connection with tenant security deposits for the Properties shall be made by a check (or other form of withdrawal instrument depending upon the type of account utilized at the suggestion of Manager and approved by Property Owners) drawn on the Security Deposit Account (or such other account to which transferred or then held pursuant to any Loan Documents relating to the applicable Property) and shall be substantiated by appropriate records and accounting procedures.

(j) If at any time Manager does not have sufficient funds on hand (excluding amounts reserved for other purposes hereunder or under any Loan Documents relating to the applicable Property) to pay expenses related to any Property, then Manager shall immediately request additional funds from the applicable Property Owner (although neither such Property Owner, nor any other Property Owner, shall have any obligation to provide such additional funds). Manager shall disburse such funds as it does have (excluding amounts reserved for other purposes hereunder or under any Loan Documents relating to the any Property) to payment of expenses in the following order of priority: first, to mortgages encumbering the applicable Property (if any); next, to operating expenses of the applicable Property. In no event shall the provisions of this Section 6(j) release Property Owners of their obligations to make timely payments to Manager in accordance with this Agreement.

Section 7. Books, Records and Reporting. Manager will, on behalf of Property Owners, keep such accurate and complete files, books, and records pertaining to its performance under this Agreement and the management of each Property, and such other files, books, and records as Property Owners may reasonably request, for a period of not less than three (3) years after the date of termination or expiration of this Agreement for any reason other than a termination of this Agreement by Property Owners (upon such termination, Manager shall promptly turn over all such matters to Owner, subject to the limitations in Section 3). Such books and records will include office records, bills, receipts, vouchers, bank statements, books and records relating to the operation of the Properties maintained on a cash basis, monthly summaries of accounts receivable and accounts payable and the reports described in Exhibit C hereto as therein provided. All such files, books, records and checks will be kept in a secure location and separate from records relating to other purposes at Property Owners' cost and expense. During the Term and during the three (3) year period following the expiration or termination of the Term, Property Owners and their agents, representatives, employees, or auditors may, at Property Owners' cost and expense, at such reasonable times and business hours as Property Owners may determine, inspect, audit, and copy any of Manager's records, files, reports, and related materials pertaining to the Properties or to Manager's performance under this Agreement. If an audit by Property Owners discloses any sum due Property Owners by Manager, Manager will promptly reimburse Property Owners for any amounts due.

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Section 8. Property Owners' Obligation. Property Owners shall provide Manager with such information as reasonably necessary for the effective performance of the Services.

Section 9. Legal. Manager shall, in the carrying out of the Services, use only those material legal documents, including service contracts, leases, and agreements, the forms of which have been approved by Property Owners (including, without limitation, pursuant to Section 5(d) hereof) or the use of which is consistent with the Operating Guidelines or prior practice approved by Property Owners.

Section 10. Indemnity and Subrogation.

(a) Subject to Section 10(e), each Property Owner agrees severally, but not jointly, to indemnify and hold Manager and its managers, members, officers, directors, shareholders, partners, employees, agents and Affiliates harmless from and against any and all costs, expenses, attorneys' fees, suits, liabilities, damages, or claims for damages (collectively, "Losses") to the extent attributable to (i) such Property Owner's Property, (ii) the failure of such Property Owner to reasonably to perform its obligations under this Agreement, (iii) the management of such Property Owner's Property by Manager, or (iv) the performance or exercise by Manager of the duties, obligations, powers or authorities herein or hereafter granted to Manager, except in each case for those actions and omissions of Manager in relation to which Manager agrees to indemnify Property Owners pursuant to Section 10(b).

(b) Subject to Section 10(e), Manager agrees to indemnify and hold Owner and each Property Owner and its managers, members, officers, directors, shareholders, partners, employees, agents and Affiliates harmless from and against any and all Losses, to the extent attributable to third party claims arising from (i) any grossly negligent acts or omissions or willful misconduct (including without limitation fraud and bad faith) of Manager, its agents or employees, (ii) any failure of Manager to timely perform any of its obligations under this Agreement, or (iii) any acts of Manager beyond the scope of Manager's authority hereunder; provided, however, Manager shall not be liable for acts or omissions performed in good faith or which are reasonably believed by Manager to be in the best interest of the Property Owner and within the scope of authority conferred upon Manager under this Agreement. Nothing herein shall affect Owner's or any Property Owner's right to bring an action against Manager outside of this indemnification resulting from a breach by Manager of this Agreement.

(c) "Indemnified Party" and "Indemnitor" shall mean Manager and each Property Owner, respectively, as to Section 10(a) and shall mean Owner and each Property Owner, on the one hand, and Manager on the other hand, as to Section 10(b). If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 10, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel (which shall be reasonably satisfactory to Indemnified Party) and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be withheld or refused if the counsel selected by Indemnitor has a disqualifying conflict of interest.

(d) The indemnity in this Section 10 shall survive the expiration or termination of this Agreement.

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(e) Anything in this Agreement to the contrary notwithstanding, Owner, each Property Owner and Manager hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action against each other, their agents, officers and employees, for any loss or damage that may occur to the Properties, improvements to the Properties, or personal property within the Properties, by reason of fire or the elements, or other casualty, regardless of cause or origin including negligence of Owner, a Property Owner or Manager and their agents, officers and employees, to the extent the cause is insured against under insurance policies carried by a Property Owner or Manager; provided, however, that such waiver shall not include any deductible amounts on insurance policies carried by a Property Owner or Manager. Owner, the applicable Property Owner and Manager agree to obtain a waiver of subrogation from the respective insurance companies which have issued policies of insurance, and to have the insurance policies endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers. The provisions of this Section 10(e) shall survive the expiration or earlier termination of this Agreement.

Section 11. Representations and Warranties of Manager. Manager makes the following representations, warranties and covenants to Owner and each Property Owner all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement and to conduct the business of Manager.

(b) It has complied with and shall continue to comply with all applicable laws in order to conduct business in the state where the Properties are located and where the Services are to be performed and has obtained and will maintain all licenses and permits necessary to legally and validly execute, deliver, and perform its obligations hereunder.

(c) This Agreement constitutes the legal, valid and binding obligation of Manager enforceable in accordance with its terms.

(d) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Manager.

(e) It shall make no representations or warranties to any third parties with regard to Owner, and Property Owner or the Properties or the accuracy or completeness of any information concerning Owner, any Property Owner or the Properties obtained from Owner, any Property Owner or any other source, and neither Owner nor any Property Owner shall be bound by any such unauthorized representations or warranties; provided, however, that Manager may perform normal marketing efforts with respect to the Properties.

(f) No consents or approvals are required from any governmental authority or other person or entity for Manager to enter into this Agreement. All limited liability company, corporate or partnership action on the part of Manager necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

(g) The execution and delivery of this Agreement by Manager, and the consummation of the transactions contemplated hereby, does not conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject.

(h) It is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the "Patriot Act"), and other authorizing statutes, executive orders and regulations administered by OFAC applicable to Manager, and related Securities and Exchange Commission, SRO or other agency rules and regulations applicable to Manager, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

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(i) Neither: (i) Manager, any Affiliate of Manager nor any Person controlled by Manager; nor (ii) to the best of knowledge of Manager, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Manager, directly or indirectly; nor (iii) to the best of knowledge of Manager, after making due inquiry, if Manager is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Manager; nor (iv) any Person for whom Manager is acting as agent or nominee in connection with this Agreement or the Properties, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(j) Manager agrees that, upon receiving a request from Owner or any Property Owner, Manager shall provide information reasonably required by such Person to confirm that the representations, warranties and covenants continue to be true and to comply with all applicable anti-money laundering and anti-terrorist laws, regulations and executive orders. Manager consents to the disclosure to United States regulators and law enforcement authorities by Owner, each Property Owner and their Affiliates of such information about Manager that Owner or any Property Owner reasonably deems necessary or appropriate to comply with applicable anti-money laundering and anti-terrorist laws, regulations, and executive orders.

(k) Manager represents, warrants and covenants that it and its personnel are, and while this Agreement remains in effect, Manager and its personnel shall continue to be, fully licensed and qualified, to the extent required by applicable law, to perform Manager's duties and obligations hereunder. Manager shall fully comply with all applicable Laws relating to the performance of its duties and obligations hereunder.

(l) Manager agrees to notify Owner and each Property Owner promptly if there is any change with respect to the representations provided herein.

For purposes of the representations, warranties and covenants set forth in this Section 11, the term "knowledge" includes the actual knowledge of Andrew Batinovich, the Chief Executive Officer of Manager. Manager represents and warrants to Owner and each Property Owner that Andrew Batinovich is the Person Affiliated with Manager with the most knowledge regarding Manager, the Properties and the representations, warranties and covenants set forth in this Section 11.

Section 12. Insurance Requirements.

(a) Property Insurance. Each Property Owner shall carry (or cause to be carried) at its expense the following insurance:

(i) all risks property insurance and builder's risk insurance, where applicable, on a full replacement cost basis covering its Property; and

(ii) commercial general liability insurance on an occurrence basis with the applicable Property Owner as the insured with limits of not less than Ten Million and No/100 Dollars ($10,000,000.00) for each occurrence, combined single limit, on bodily injury, death or property damage.

Manager shall be named as an additional insured on each Property Owner's liability insurance policies maintained with respect to this Agreement. Upon request, Property Owners shall provide Manager certificates of insurance outlining evidence of Property Owners' insurance and the terms thereof. Property Owners' liability policies shall be primary (vis-a-vis any insurance carried by Manager) as to claims arising out of activities of Manager with respect to the Properties. Manager shall, if requested by Property Owners, obtain the insurance policies set forth above, subject to Property Owners' approval thereof, but at the applicable Property Owner's cost and expense. Manager shall use diligent efforts at all times to comply with all the warranties, terms, and conditions of such insurance. Manager shall notify Property Owners, and the applicable insurance carrier, within twenty-four (24) hours after Manager receives notice of any loss, damage, or injury and shall not knowingly take any action which might prejudice Property Owners in their defense to a claim based on such loss, damage, or injury.

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(b) Manager Insurance. Manager shall maintain the following insurance coverage, at Manager's cost:

Insurance	Minimum Standards

Workers' Compensation	Coverage A: Minimum limits required by Law (with proof of compliance as acceptable to Owner)

Coverage B:
$100,000 Bodily Injury by Accident (Each Accident) $500,000 Bodily Injury by Disease (Policy Limit) $100,000 Bodily Injury by Disease (Each Employee

Commercial General Liability Insurance	$5,000,000

Automobile, Single Limited Bodily Injury and Property Damage	$1,000,000, or as required by Law

Uninsured Motorists	As required by applicable Law

Fidelity Bond or Crime Insurance	$1,000,000

Manager shall furnish Property Owners, not later than the date of this Agreement, with certificates of insurance, or other proof evidencing its insurance coverage as required, including evidence that Property Owners shall receive thirty (30) days prior written notice of cancellation. The general liability and automobile liability insurance shall include Owner and Property Owners as additional insureds.

(c) Insurance Requirements. The insurance required under this Agreement shall be written with insurers authorized to do business in the state where the Properties are located, if related only to a particular Property, or each state where a Property is located, if not related specifically to a Property, and shall be rated at least A:IX by A.M. Best's Rating Service. Property Owners and Manager may carry the insurance as part of a blanket insurance policy and in a combination of primary and umbrella coverage. Property Owners and Manager may self-insure for workers' compensation insurance in accordance with statutory requirements.

(d) Contractor's and Subcontractor's Insurance. In addition, except to the extent waived by Property Owners, Manager shall require that each contractor and subcontractor hired to perform work at a Property (pursuant to contracts of a size as established from time to time by the Operating Plan) maintain insurance against risk of physical damage to personal property belonging to it in amounts sufficient to replace such personal property in the event of loss, and insurance coverage at such contractor's and subcontractor's expense, in the following minimum amounts:

Insurance	Minimum Standards
Workers' compensation	As required by law
Employer's liability	$500,000
Comprehensive general liability	$1,000,000
Comprehensive auto liability	$1,000,000

All such policies shall be at the sole cost and expense of the applicable contractor or subcontractor, and shall include Owner and the applicable Property Owner as additional insureds. A Property Owner may require additional coverage if the work to be performed is, in such Property Owner's judgment, sufficiently hazardous. Manager shall use good faith efforts to obtain not later than the date of hiring of each contractor or subcontractor performing work at a Property and use good faith efforts to keep on file policies of insurance, or other evidence of compliance with these requirements. The policies of insurance shall provide at least thirty (30) days' prior written notice of cancellation or any material change in coverage to Manager, the applicable Property Owner and Owner.

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(e) Tenant's Certificates of Insurance. If tenants' leases require that they maintain any insurance coverage, Manager shall use diligent efforts to obtain insurance certificates from each tenant and review the certificates for compliance with the lease provisions. Manager shall notify Property Owners as soon as practicable of any tenants which fail to provide necessary certificates to Manager.

(f) Loan Requirements. If and to the extent the insurance requirements with respect to a Property Owner set forth in the Loan Documents evidencing or securing the Loan (or any other loan obtained by Owner or a Property Owner secured by one or more Properties) exceed the requirements set forth in this Section 12, the more stringent requirements set forth in such loan documents shall govern.

(g) No Limitation on Coverage. Nothing contained in Section 14(k) shall limit any party's recourse to or ability to recover under insurance required to be maintained by any party under Section 12(a) or (b).

Section 13. Advertising and Publicity. Manager shall not issue or sponsor any advertising or publicity that states or implies, either directly or indirectly, that Owner or any Property Owner endorses, recommends, or prefers Manager's services; provided, however, that during the Term, Manager and its Affiliates shall have the right to advertise that it is the property manager of the Properties. Further, Manager shall not use the logo of Owner or any Property Owner or the logo or name of any direct or indirect Affiliate or investor in Owner in any fashion without Owner's prior written approval.

Section 14. Miscellaneous.

(a) Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the provisions of this Agreement.

(b) Notice. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be conclusively deemed to have been duly given or delivered, as the case may be, upon receipt during normal business hours on a Business Day, or if received outside of normal business hours on a Business Day, then on the next day which is a Business Day. Any Notice, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours on a Business Day at the address specified herein or such other address designated pursuant hereto, shall be deemed received as of the date of attempted delivery. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by (a) personal delivery or (b) a reputable overnight courier service, fees prepaid, addressed as follows:

(1) To Owner:	c/o Oaktree Real Estate Group 333 So. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cary Kleinman Email: ckleinman@oaktreecapital.com

With a copy to:	Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: General Counsel Email: chip.burns@glenborough.com

(2) To Property Owner(s):	c/o Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: General Counsel Email: chip.burns@glenborough.com

With a copy to:	c/o Oaktree Real Estate Group 333 So. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cary Kleinman Email: ckleinman@oaktreecapital.com

(3) To Manager:	Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: COO Email: chip.burns@glenborough.com

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Either party may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 14(b).

(c) Assignment. Except as provided below, (i) unless otherwise approved in writing by Owner, in its sole and absolute discretion, none of the rights, interests, duties or obligations created by this Agreement may be Transferred or delegated in whole or in part by Manager, and any such purported Transfer or delegation shall be void, and (ii) in the event that Owner approves any such delegation, then any and all Management Fees hereunder shall be reduced by any amounts, fees and expenses payable directly by Owner or Property Owner to the person or entity to whom such rights, interests, duties or obligations are delegated. Notwithstanding the foregoing, Manager may, and this Section 14(c) shall not be construed to prevent, (A) the use by Manager of unrelated third parties customarily used to perform design, construction, operations, accounting audits and similar functions that are not customarily provided by property managers of projects similar to the Properties or that are otherwise intended to be supervised (rather than performed) by Manager under this Agreement, or (B) the assignment, subcontracting or delegating by Manager of day-to-day management responsibilities, leasing services and/or disposition services to one or more local property managers or leasing companies, in each case so long as Manager continues to supervise the overall management of the Properties, and in each case without reduction in Management Fees payable to Manager if such third parties, local property managers or leasing companies are compensated for their services directly by Manager.

(d) Entire Agreement. This Agreement (including exhibits or signed addenda hereto) contains the entire agreement among Property Owners and Manager, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variation, modification or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties or a duly authorized agent, officer, or representative thereof.

(e) No Recordation. Neither Property Owners nor Manager shall file or record any instrument or document relative to this Agreement in the public records in any County or State in which any Property Owner or Manager are doing business or its assets are situated.

(f) Time is of the Essence. Time is of the essence in all aspects of the performance of the obligations hereunder.

(g) Governing Law. The Laws of the State of California, and where applicable, the United States, shall govern the validity, enforcement, and interpretation of this Agreement.

(h) Litigation Costs. If any legal action or other proceeding of any kind is brought for the enforcement of this Agreement or because of a default, misrepresentation, or any other dispute in connection with any provision of this Agreement or the Properties, the successful or prevailing party shall be entitled to recover all reasonable fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

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(i) Waiver. No failure by Owner, and Property Owner or Manager to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver, and no breach shall be waived, altered or modified, except by written instrument.

(j) Competing Properties. Owner and each Property Owner may own, invest in, develop, operate, manage and/or lease properties which compete with the Properties and Manager shall have no interest in such competing properties and this Agreement shall not apply to any such competing properties. Manager hereby covenants and agrees that so long as this Agreement remains in force, Manager will not become manager and/or leasing agent for any other office or industrial properties that is a Competing Opportunity (as defined in the Company LLC Agreement), unless MN Retail or its Affiliates have failed to accept a ROFO Opportunity (as defined in the Company LLC Agreement) with respect to such Competing Opportunity in accordance with the terms and conditions of the Company LLC Agreement. Manager covenants and agrees that it will not solicit any tenant to relocate to any other property which Manager or any Affiliate of Manager directly or indirectly owns, leases, manages or otherwise possesses an interest. Owner and Property Owners acknowledge and agree that interests of SRT or its Affiliates with respect to the Ensenada Square Property shall not be deemed a violation of this subsection (j).

(k) Limitation of Property Owners' Liability; Limitation of Owner's Liability. Property Owners and Manager agree that, notwithstanding any other provision of this Agreement or any rights which Manager might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of a Property Owner to Manager shall be satisfied only from such Property Owner's interest in the Property owned by such Property Owner and the proceeds thereof. Without limiting the generality of the foregoing, if a Property Owner is or becomes a partnership, the general or limited partners, employees, agents, or affiliates of such Property Owner shall not in any manner be personally or individually liable for the obligations of such Property Owner hereunder or for any claims related to this Agreement or the operation of the Properties. If a Property Owner is or becomes a corporation, no officer, employee, agents, or affiliates of such Property Owner shall in any manner be personally or individually liable for the obligations of such Property Owner hereunder or for any claim in any way related to this Agreement or the operations of the Properties. In no event shall Owner have any liability hereunder. The provisions of this Section 14(k) shall survive the expiration or earlier termination of this Agreement.

(l) Venue. Each of the parties hereto consents to the jurisdiction of any court in the State of California for any action arising out of matters related to this Agreement. Each of the parties hereto waives the right to commence an action in connection with this Agreement in any court outside of the State of California.

(m) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

(n) Trademarks. All Trademarks that identify any Property, Owner, and Property Owner, any Affiliate of Owner or that are otherwise owned by Owner, and Property Owner or any Affiliate of Owner or any Property Owner are the sole property of Owner, such Property Owner or their Affiliates, and as among Manager, Owner, Property Owners or their Affiliates, Owner, Property Owners or their Affiliates shall own any variants or derivatives of such Trademarks or any confusingly similar Trademarks that may be developed in the future with respect to any Property. Manager will have no rights to any such Trademarks notwithstanding any use of the same by Manager in connection with its activities with respect to a Property or any participation by Manager or its personnel in the development of any of the same. Manager hereby assigns to Owner any rights (including any and all intellectual property rights) in all work product prepared, developed, or provided by Manager as part of performing duties under this Agreement. Without limiting the foregoing, Manager acknowledges that all original works of authorship which are made by Manager (solely or jointly with others) as part of performing duties under this Agreement which are protectable by copyright are "works made for hire," pursuant to the United States Copyright Act (17 U.S.C., Section 101) for Owner. If any of the works of authorship which are made by Manager (solely or jointly with others) as part performing duties under this Agreement are held for any reason not to be "works made for hire" for Owner or Property Owners, or if ownership of all right, title and interest in and to such works including any related intellectual property rights has not vested exclusively and immediately in Owner or Property Owners (or any of them), upon creation, Manager irrevocably assigns, without further consideration, any and all right, title and interest in and to such works to Owner, including any and all intellectual property rights with respect thereto.

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(o) Website. Manager shall take all actions (subject to Property Owners' approval) to establish and continuously maintain a joint ventures landing page on the existing SRT website with links to each Property (individually and collectively referred to herein as a "Property Website"). Rights to the Property Website including all content, artwork, graphic designs, links, layout, look and feel, works of authorship, software (both in object and source code form), work flows and processes, documentation and all other information needed to run the website shall be the sole property of the Property Owner that owns the Property to which such Property Website relates. To the extent that Manager hosts, develops or manages a Website and/or contracts for the hosting, development or management of a Property Website, Manager shall ensure that any rights in and to the Property Website including all intellectual property rights therein inure solely to the applicable Property Owner. With respect to the information or content related to a Property that is linked to the SRT website, Manager shall, upon expiration or earlier termination of the Term of this Agreement, at Owner's expense, make arrangements to transfer such information including all content, artwork, graphic designs, layout, look and feel, works of authorship, software (both in object and source code form), work flows and processes, documentation and all other information needed to run the content on a separate and distinct website to Owner or another Person designated by Owner, with appropriate releases or transfers of rights with respect to all of the same.

(p) No Partnership/Fiduciary Relationship. Manager is an independent contractor and the parties acknowledge and agree that the relationship created by this Agreement between Property Owners and Manager is one of contract only, and that no partnership, joint venture other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby; provided, however, that to the extent Manager is authorized pursuant to the terms hereof to enter into contracts with respect to any Property in a Property Owner's name, it shall enter into such contracts in the name of such Property Owner as Property Owner's agent and shall exercise the prudent expert standard of care.

(q) Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party).

(r) Certain Terminology. Whenever the words "including", "include", or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words ", without limitation," immediately followed the same.

(s) Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a day other than a Business Day, then such period or date shall be extended until the immediately following Business Day.

(t) Successors and Assigns. Subject to Section 14(c), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(u) No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted successors and assigns and are not for the benefit of any other person or entity (including, without limitation, the Manager and any tenants of any Property). Notwithstanding the foregoing, the parties hereby acknowledge that Owner is an intended third party beneficiary of this Agreement and shall have the right to enforce this Agreement in accordance with its terms.

(v) Property Owner's Representatives; Consents and Approvals. Any approval or consent required from a Property Owner or Property Owners may be given by Owner and Owner's representatives from time to time designated by Owner to Manager in writing. Owner may from time to time designate representatives to approve matters, receive reports, materials, or other items, or otherwise take action on behalf of Owner, and Manager shall cooperate fully with such representatives, to the same extent as if dealing directly with Owner.

(w) Attorneys' Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

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(x) Several Obligations. Manager and Property Owners hereby acknowledge that this Agreement could have been executed as three separate agreements, with each Property Owner executing an agreement with Manager with respect to its Property only; however, for economy and ease of reference, the parties agreed to execute a single agreement. Therefore, Manager hereby acknowledges and agrees that the obligations of each of the Property Owners hereunder shall be several, but not joint, with each Property Owner (i) being liable only for amounts due to Manager on account of Services performed by Manager with respect to such Property Owner's Property and (ii) being obligated to indemnify Manager only for acts or omissions of such Property Owner.

[NO FURTHER TEXT – SIGNATURES ON NEXT PAGE]

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THIS AGREEMENT is executed to be effective as of the date first above written.

PROPERTY OWNERS:

SGO MN West Village, LLC,

a Delaware limited liability company,

By:     SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:  GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

SGO MN Maplewood, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

SGO MN Westgate Shopping Center, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

Signature Page – Property Management Agreement

SGO MN Westlake Center, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:  GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By:/s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

SGO MN Omaha, LLC,

a Delaware limited liability company,

By:     SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

SGO MN Jamestown Business Center, LLC,

a Delaware limited liability company,

By:     SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

Signature Page – Property Management Agreement

SGO MN Lakeville, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By: GLB SGO MN, LLC,

          a Delaware limited liability company

          its Managing Member

          By: /s/ G. Lee Burns

                     Name: G. Lee Burns

                     Its: Senior Vice-President

SGO MN Southpond, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

SGO MN 4615 Grand, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

Signature Page – Property Management Agreement

SGO MN Med Park, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

SGO MN Burnsville, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:   GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By: /s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

SGO MN Evergreen, LLC,

a Delaware limited liability company,

By:    SGO MN Retail Acquisitions Venture, LLC,

a Delaware limited liability company,

its Sole Member

By:  GLB SGO MN, LLC,

a Delaware limited liability company

its Managing Member

By:/s/ G. Lee Burns

Name: G. Lee Burns

Its: Senior Vice-President

MANAGER: GLENBOROUGH, LLC, a Delaware limited liability company By:/s/ Andrew Batinovich Name: Andrew Batinovich Its: Chief Executive Officer

Signature Page – Property Management Agreement

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

1. Burnsville 1 Strip Center, Burnsville, MN

Exhibit A-1-1

Exhibit A-1-2

7. Forest Lake Westlake Center, Forest Lake, MN

PARCEL A

That part of Lot 2, Block 1, of the recorded plat of Morehead Commercial, Washington County, Minnesota, described as follows:

Beginning at the Southwest corner of said Lot 2; thence North 0 degrees 58 minutes 03 seconds West, plat bearing, along the West line of said Lot 2, a distance of 301.94 feet, said point being 220 feet Southerly of the Northwest corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, parallel with the North line of said Lot 2, a distance of 206.99 feet, thence North 0 degrees 58 minutes 03 seconds West 170.06 feet, to a corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, along a portion of the Northerly line of said Lot 2 and the South line of Lot 1 of said Block 1, and its Easterly extension, a distance of 403.25 feet to the East line of said Lot 2; thence Southerly along said East line, a distance of 459.30 feet to the Southeast corner of said Lot 2; thence Westerly along the South line of Lot 2 to the point of beginning.

PARCEL B

The North 175 feet of Lot 3, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota.

PARCEL C

That part of Lot 3, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota, lying South of the North 175 feet thereof.

Together with appurtenant easement for ingress and egress over a 40 foot wide strip of land, as measured at right angles from the Easterly line of which is described as follows:

Beginning at the Northeast corner of said Lot 2, Block 1, Morehead Commercial; thence South 1 degree 35 minutes 58 seconds East, along the East line of Lot 2, a distance of 293.98 feet to the point of intersection with the Easterly extension of the South line of Lot 1, Block 1, of Morehead Commercial and there terminating, as shown in Document No. 576355, dated July 18, 1988 and filed July 20, 1988.

Washington County, Minnesota
Abstract Property

8. Grand Forks MedPark Mall, Grand Forks, ND

Lots C and D, Block 2, Replat of Lot B, of the Replat of Lot 3 and the Replat of Lot 5, Block 2, Blair-Satrom-Baukol Second Addition to the City of Grand Forks, Grand Forks County, North Dakota

Exhibit A-1-3

Exhibit A-1-4

Exhibit A-1-5

Exhibit A-1-6

Exhibit A-1-7

Exhibit A-1-8

Exhibit A-1-9

Exhibit A-1-10

EXHIBIT B

Manager'S COMPENSAtion

1.	Management Fee. The "Management Fee" due with respect to each Property shall be equal to three percent (3.00%) of the Gross Revenues collected from the operation of such Property. "Gross Revenues" shall mean all revenues actually collected and deposited in the Locked Account each month, including rent, operating costs reimbursements, charges for services, and any other income, but excluding the following items: (a) security deposits, unless and until applied toward rent or other lease payments due to the applicable Property Owner; (b) loan proceeds or insurance proceeds (unless such insurance proceeds represent lost rents); (c) condemnation awards; (d) tax rebates; (e) any portion of revenue determined to be a bad debt; (f) revenue received for tenant improvements, whether paid in one payment or over a future period; (g) proceeds from the sale of assets received or accrued, unless such assets were in lieu of rent; (h) interest income received; (i) intentionally omitted; (j) capital contributions from members of the applicable Property Owner or member loans advanced by members of such Property Owner; (k) proceeds from the sale, financing or refinancing of any Property (or any portion thereof, including, any real or personal property) or of capital assets, furniture, fixtures or equipment made in the ordinary course of replacement of such items; and (l) any other item customarily excluded under similar management agreements in the locale of the applicable Property. The Management Fee for any partial month during the term of this Agreement shall be paid pro-rata based upon a 365-day year.

2.	Construction Management Fee. In exchange for construction supervisory services to be provided by Manager pursuant to the terms of this Agreement, Owner shall pay to Manager the following fees for any construction projects (on a project-by-project basis), the Cumulative Cost of which exceeds $25,000: (i) five percent (5.00%) of the first $300,000 of the Cumulative Costs; (ii) four percent (4.00%) of the Cumulative Costs which exceeds $300,000 but is less than or equal to $500,000; and (iii) three percent (3.00%) of all Cumulative Costs in excess of $500,000 (the "Construction Management Fee"). "Cumulative Costs" shall mean the total actual cost (excluding "soft costs") of a project, which represents the aggregate cost of all contracts, vendors and service providers hired in connection with such project. Application for payments shall be submitted monthly by Manager and the applicable Property Owner shall make payments owing hereunder within thirty (30) days after such Property Owner's receipt of the application with satisfactory supporting documentation.

3.	Leasing Commissions. In exchange for leasing services to be provided by Manager pursuant to the terms of this Agreement, the applicable Property Owner shall pay to Manager: (i) six percent (6%) of base rent for the first one hundred twenty (120) months of the initial term for new Leases procured for such Property Owner's Property by Manager and expansions of existing leases at such Property, and (ii) three percent (3%) of base rent for the first one hundred twenty (120) months of the renewal term for extensions and renewals of existing leases at such Property (the "Leasing Commission"). If, however, the foregoing leasing commission structure is not the structure that is commonly utilized in a particular market area where the applicable Property is located, then the applicable Property Owner and Manager may utilize an alternative leasing commission structure that is commonly utilized in the market area, such as the payment of a certain dollar amount per square foot for a certain period of the lease term; provided, that the same is agreed to in writing in advance by both Manager and the applicable Property Owner (which agreement shall require the approval of MN Retail); provided, further, that if Manager and the applicable Property Owner are unable to so agree, then the foregoing schedule shall be used to determine the Leasing Commission due to Manager. Notwithstanding the foregoing, or anything to the contrary herein, (a) Manager shall be responsible for paying the fee of any broker from the commission due to Manager pursuant to the foregoing (i.e. the leasing commission earned by Manager will be reduced by any amounts owed to any broker) and (b) in no event will Manager be entitled to any Leasing Commission for any new leases, lease expansions or lease renewals entered into by a Property Owner following the expiration of the Term, whether or not Manager would customarily be deemed to be the procuring cause of such new lease, lease expansion or lease renewal, unless within thirty (30) days after the expiration of the Term or the termination of the Agreement, Manager delivers to Property Owner a written list of those tenants or potentials tenants with whom Manager engaged in substantive leasing negotiations or from whom Manager received a written lease proposal, prior to such expiration or termination. If any such identified tenant or potential tenant enters into a new lease, lease expansion or lease renewal within seventy-five (75) days after the date of expiration or termination of the Term, so long as the Agreement was not terminated by Property Owners pursuant to Section 3(c)(i) of the Agreement, Manager shall be entitled to a leasing commission with respect thereto equal in amount to the commission Manager would have received had such new lease, expansion or renewal been entered into prior to such expiration or termination.

4.	No additional or other fees shall be paid by Property Owners to Manager hereunder.

Exhibit B-1-1

EXHIBIT C

REPORTING REQUIREMENTS

On or before the stated day of each calendar quarter during the Term, Manager shall, deliver to Property Owners one (1) copy of the following statements pertaining to the Properties for the immediately preceding calendar quarter, prepared on cash basis (modified as appropriate) and broken out by Property and aggregated:

i.	Within twenty-one (21) days after the end of each calendar quarter, a comparison of the prior quarter's activities with the Budget and Operating Plan and the previously submitted schedule for such quarter (and including cumulative year to date information with respect to each of these items), and an explanation of the discrepancies;

ii.	Within fifteen (15) days after the end of each calendar quarter, (a) any material legal issues of which Manager is aware, such as material claims filed or threatened against any Property Owner or the existence of material claims by any Property Owner against other parties, (b) incident reports, and (c) a pertinent market report on sales and leasing activity in the vicinity of each Property, and a status report of the Company's activities during such calendar quarter, including descriptions of additions to, dispositions of and leasing and occupancy of Properties;

iii.	Proposed construction and architect's contracts, if applicable;

iv.	Proposed design update and progress under plans and specifications, and updates on progress thereunder, if applicable; and

v.	Financial statements required under the LLC Agreement.

On or before the thirtieth (30th) day of each calendar month during the Term, Manager shall, deliver to Property Owners one (1) copy of the following statements pertaining to the Properties for the immediately preceding calendar month, prepared on a cash basis (modified as appropriate) and broken out by Property and aggregated:

i.	Bank account(s) statement(s) and reconciliation(s); and

ii.	Detailed rent rolls, including vacant space, aged delinquency schedules and a security deposit report;

Reports shall be delivered to Property Owners at the notice addresses given above. Such monthly statements shall be in form reasonably satisfactory to Property Owners. Property Owners may reasonably amend their accounting and reporting requirements at any time during the Term.

Exhibit C-1

EXHIBIT D

APPROVAL GUIDELINES

Notwithstanding anything in this Agreement to the contrary, but without limitation on other restrictions on Manager contained in the Agreement, the following actions by Manager shall require the prior written approval of Owner:

(a) Execution of any service contract or equipment lease for the management, operation, maintenance, repair or upkeep of the Properties that varies from the approved Budget.

(b) any improvement, rehabilitation, alteration, repair, or completion of construction of any Property (other than in the case of an emergency, where such action is required prior to obtaining consent, and the aggregate cost of such action is less than $25,000) that vary materially from the ranges and guidelines in the Budget or Operating Plan (for purposes of this Exhibit D, such a material variance shall be (I) an amount that is not within the ranges established in the Operating Plan or is in excess of the amount set forth in the Budget for such expenditure or line item by more than $10,000 (in addition to individual expenditures and obligations, such test shall be applied to aggregate expenditures and obligations made on a monthly basis as well); provided, however, that any tenant improvement contemplated by any approved lease or lease not requiring approval hereunder shall not be deemed a violation of this Exhibit D or (II) terms that materially conflict with the other guidelines in the Operating Plan regarding such transactions).

(c) Any disposition.

(d) Any expenditure which would result in an approved Budget category being exceeded by more than $10,000.

(d) The making of any recurring operating expenditure or incurring of any recurring operating obligation by or on behalf of Owner that varies materially from the Budget or entering into (or amending or modifying) of any agreement which was not specifically included or provided in the Budget or under the Operating Plan, or otherwise approved by the Majority Members (for purposes of this Exhibit D, such a material variance shall be (A) expenditures or obligations involving an amount that is in excess of the amount set forth on a monthly basis or on an annual basis in the Budget for such expenditure on a line item basis by more than $10,000 for such period, (B) expenditures or obligations involving the incurrence of an expenditure or obligation for any transaction or any series of related transactions when taken with all prior expenditures or obligations during the particular quarter or fiscal year related thereto exceeds the maximum expenditure amount provided in the Budget or the Operating Plan for such particular transaction or series of transactions for such period by $10,000, or (C) in the case of any material service, maintenance or similar agreement proposed to be entered into, such agreement is not terminable (without penalty) by Owner on thirty (30) calendar days or less written notice to the other party; provided, however, that expenditures made or obligations incurred or agreements entered into pursuant to, or which are specifically included in or provided under, the Budget or Operating Plan or otherwise previously approved by Owner shall not be Major Decisions to the extent they do not vary (other than immaterial variances) from the Budget and Operating Plan); provided, further, that expenditures made in connection with snow removal costs at the Properties under approved agreements shall not require prior written approval of Owner.

Exhibit D-1

SCHEDULE E

Legal Fees

Manager:		Field Office:
Tenant Name:		CTI Tenant I.D.:
Project Name:		Project I.D.:
	Account No.:	1703 DFLEGAL

(a) TYPE	(i) FEE
Assignment, Sublease or Short Form Lease 1,000.00

Amendments/Terminations (enter expansions under New Leases/Expansions)
Up to 2,000 sq.ft 1,700.00

2,001 to 5,000 sq.ft 3,500.00

5,001 to 10,000 sq.ft 5,000.00 10,001 and up 7,200.00

New Leases / Expansions (select category based on final size)
Storage Agreement 1,000.00
Lease/Expansion Up to 2,000 sq.ft. 3,000.00
Lease/Expansion 2,001 to 5,000 sq.ft. 5,500.00
Lease/Expansion 5,001 to 10,000 sq.ft. 7,200.00
Lease/Expansion 10,001 and up 15,000.00

Extraordinary No. of extraordinary Negotiation conference calls/drafts:	300.00/call 550.00/draft

Regional Leasing Director:	Date:
Counsel Approval (required)	Date:

Property Accountant—Please see Koti for cash receipt coding.

SFI-620888935v6

Exhibit E-1